Exhibit 99.1
GeoEye, Inc. Prices $125 Million of
8.625% Senior Secured Notes Due 2016
DULLES, Va., October 1 — GeoEye, Inc. (NASDAQ: GEOY), a leading provider of satellite and aerial-based geospatial information and services, announced today it has priced its underwritten offering (“Notes Offering”) of $125 million in aggregate principal amount of 8.625% Senior Secured Notes due 2016 (the “Notes”). The Notes will be initially offered to the public at a price equal to 100% of their face value. The Notes Offering is expected to close on October 8, 2010, subject to the satisfaction or waiver of customary closing conditions.
GeoEye intends to use the net proceeds of the Notes Offering for general corporate purposes, which may include working capital, future production and services expansion, contingent capital expenditures and other strategic opportunities.
The Notes Offering will be made pursuant to GeoEye’s registration statement filed with the Securities and Exchange Commission (the “SEC”). This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
J.P. Morgan Securities LLC, BofA Merrill Lynch and Deutsche Bank Securities Inc. will act as joint book-running managers for the Notes Offering. You may obtain a copy of the final prospectus for the Notes Offering from the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you this document if you request them by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: Prospectus Library.
About GeoEye
GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees, dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (http://www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to the Tender Offer and the Notes Offering. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, the consummation of the Notes Offering on terms satisfactory to us or at all, the participation of the holders of the 2012 Notes in the Tender Offer and those risks and uncertainties described in “Risk factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2009 and August 9, 2009, respectively. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at (703) 480-7500.